SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)2))
[ X ]	Definitive Information Statement

LOGICOM INC.

(Name of Registrant as Specified in Charter)

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SCHEDULE 14C INFORMATION STATEMENT

Pursuant to Regulation 14C of the Securities Exchange Act of 1934 as amended

LOGICOM INC.

Suite 600 – 625 Howe Street

Vancouver, British Columbia Canada V6C 2T6

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the board of directors of Logicom Inc., a Nevada corporation, to the holders of record at the close of business on the record date, June 30, 2005, of our company's outstanding common stock, $0.001 par value per share, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. This Information Statement is being furnished to such stockholders for the purpose of informing the stockholders in regards to an amendment to our Articles of Incorporation to increase the authorized number of shares of our common stock from 25,000,000 shares to 50,000,000 shares, par value of $0.001 per share (the “Amendment”).

Our board of directors approved the Amendment to to our authorized share capital for the increase in our authorized share capital in order to enhance our company's ability to attract future financing to develop and operate our business.

Our board of directors unanimously approved the Amendment to our Articles of Incorporation on June 27, 2005.

Subsequent to our board of directors' approval of the Amendment, the holders of the majority of the outstanding shares of our company gave us their written consent to the Amendment to our Articles of Incorporation on June 28, 2005. Therefore, following the expiration of the twenty-day (20) period mandated by Rule 14c and the provisions of Chapter 78 of the Nevada Revised Statutes, our company will file Articles of Amendment to amend our Articles of Incorporation to give effect to the Amendment. We will not file the Articles of Amendment to our Articles of Incorporation until at least twenty (20) days after the filing and mailing of this Information Statement.

The proposed Articles of Amendment to our Articles of Incorporation are attached hereto as Schedule A. The Articles of Amendment will become effective when they are filed with the Nevada Secretary of State. We anticipate that such filing will occur twenty (20) days after this Information Statement is first mailed to our shareholders.

The entire cost of furnishing this Information Statement will be borne by our company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them.

Our board of directors have fixed the close of business on June 30, 2005 as the record date for the determination of shareholders who are entitled to receive this Information Statement. There were 2,225,000 shares of our common stock issued and outstanding on June 27, 2005. We anticipate that this Information Statement will be mailed on or about July 11, 2005 to all shareholders of record as of the record date.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, since April 1, 2004, being the commencement of our last completed financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	any director or officer of our company;
2.	any proposed nominee for election as a director of our company; and
3.	any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled "Principal Shareholders and Security Ownership of Management". To our knowledge, no director has advised that he intends to oppose the Amendment, as more particularly described herein.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

As of the record date, June 30, 2005, we had a total of 2,225,000 shares of common stock ($0.001 par value per share) issued and outstanding.

The following table sets forth, as of June 27, 2005, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Owner	Percent of Class (1) (2)
Jing Hong Marukoshihaitsu 201 1-6-12 Kurihara Adachi-ku, Tokyo, Japan Director	None (3)	N/A

Kun Chi Wang #39516, 105-10151 No. 3 Road Richmond, BC V7A 4R6 Director, Officer	None(4)	N/A
Wang Jian Zhou #39516, 105-10151 No. 3 Road Richmond, BC V7A 4R6 Director, Officer	None(5)	N/A
Gary Musil Suite 600 – 625 Howe Street Vancouver, BC V6C 2T6 Director, Officer	None	N/A
Directors and Officers (as a group)	None	N/A
Wayne Weaver 19 Seaton Place, St. Helier, Jersey, Channel Islands JE4 8RZ	850,000(6)	38.20%

(1) Regulation S-B under the Exchange Act, defines a beneficial owner of a security as any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on June 20, 2005, and the date of this Information Statement.

(2) Based upon 2,225,000 issued and outstanding shares of common stock as of June 27, 2005 and as of the date of this Information Statement.

(3) Effective June 17, 2005, Jing Hong transferred the 300,000 shares of our common stock held by her to Wayne Weaver. No new control positions have been created as a result of the transfer.

(4) Effective June 17, 2005, Kun Chi Wang transferred the 300,000 shares of our common stock held by him to Wayne Weaver. No new control positions have been created as a result of the transfer.

(5) Effective June 17, 2005, Wang Jian Zhou transferred the 250,000 shares of our common stock held by him to Wayne Weaver. No new control positions have been created as a result of the transfer.

(6) As a result of the transfer of shares, Wayne Weaver acquired control of our company.

AMENDMENT TO OUR COMPANY’S ARTICLES

Our Articles of Incorporation (the "Articles") currently authorize the issuance of 25,000,000 shares of common stock, $0.001 par value. On June 27, 2005, our board of directors approved, subject to receiving the approval of a majority of the shareholders of our common stock, an amendment to our Articles to increase our authorized shares of common stock to 50,000,000 shares.

The general purpose and effect of the amendment to our company's Articles is to increase our authorized share capital which will enhance our company's ability to finance the development and operation of our business.

Our board of directors approved the amendment to our company’s Articles to increase our authorized share capital. Potential uses of the additional authorized shares may include public or private offerings, conversions of convertible securities, issuance of options pursuant to employee benefit plans, acquisition transactions and other general corporate purposes. Increasing the authorized number of shares of our common stock will give us greater flexibility and will allow us to issue such shares in most cases without the expense or delay of seeking shareholder approval. Our company is at all times investigating additional sources of financing which our board of directors believes will be in our best interests and in the best interests of our shareholders. We do not currently have any plans, proposals, agreements or understandings, written or otherwise, for any transaction that would require the issuance of additional shares of common stock. Our common shares carry no pre-emptive rights to purchase additional shares. The adoption of the amendment to our Articles will not of itself cause any changes in our capital accounts.

The amendment to our company's Articles to increase our authorized share capital will not have any immediate effect on the rights of existing shareholders. However, our board of directors will have the authority to issue authorized common stock without requiring future shareholders approval of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized common shares are issued in the future, they will decrease the existing shareholders' percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to the existing shareholders.

The increase in the authorized number of shares of our common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of our company without further action by the shareholders. Shares of authorized and unissued common stock could be issued (within limits imposed by applicable law) in one or more transactions. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of our company.

We do not have any provisions in our Articles, by laws, or employment or credit agreements to which we are party that have anti-takeover consequences. We do not currently have any plans to adopt anti-takeover provisions or enter into any arrangements or understandings that would have anti-takeover consequences. In certain circumstances, our management may issue additional shares to resist a third party takeover transaction, even if done at an above market premium and favoured by a majority of independent shareholders.

Shareholder approval for the Amendment to our Articles was obtained by written consent of shareholders owning 1,200,000 shares of our common stock, which represented 53.93% on the record date, June 30, 2005. The increase in our authorized capital will not become effective until not less than twenty (20)

days after this Information Statement is first mailed to shareholders of our common stock and until the appropriate filings have been made with the Nevada Secretary of State.

DISSENTERS RIGHTS

Under Nevada law, shareholders of our common stock are not entitled to dissenter's rights of appraisal with respect to our proposed Amendment to our Articles.

FINANCIAL AND OTHER INFORMATION

For more detailed information on our company, including financial statements, you may refer to our Form 10-KSB and other periodic filings made with the SEC from time to time. Additional copies are available on the SEC's EDGAR database at www.sec.gov or by calling our secretary at 604.683.6648.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Logicom Inc. has duly caused this report to be signed by the undersigned hereunto authorized.

July 15, 2005

LOGICOM INC.

/s/ Gary Musil

By: Gary Musil

President and Director

SCHEDULE A

CERTIFICATE OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

LOGICOM INC.

Pursuant to the provisions of NRS 78.385 and 78.390 Nevada Revised Statutes, this Nevada profit corporation adopts the following articles of amendment to its articles of incorporation:

1.	The Articles have been amended as follows (provide article numbers if available):
THIRD

The capital stock shall consist of 50,000,000 shares of common stock, $0.001 par value, all of which stock shall be entitled to voting power.

3.

The vote by which the shareholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater portion of the voting power as may be required in the case of a vote by classes or class, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is 53.93%.*

4.	Signatures

______________________________________

Gary Musil, President and Director

This instrument was acknowledged before me on July ___, 2005, by GARY MUSIL, known or proved to be the person executing the above instrument.

Notary Public

*     If any proposed amendment would alter or change any preference or any relative or other right given to any class or class of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or class affected by the amendment regardless of limitations or restrictions on the voting power thereof.